                                                                 EXHIBIT 10.18

                          EXCLUSIVE LICENSE AGREEMENT

                                    between

                  The Regents of the University of California

                                      and

                         Collateral Therapeutics, Inc.

                                      for

             Angiogenic Gene Therapy for Congestive Heart Failure

                                    ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                          ----------------------
                                                              U.C. AGREEMENT
                                                              CONTROL NUMBER
                                                                   ***
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                              Table of Contents

Recitals...................................................................1
1.    Definitions..........................................................4
2.    Grant................................................................8
3.    License Issue Fee...................................................10
4.    Royalties...........................................................11
5.    Due Diligence.......................................................15
6.    Progress and Royalty Reports........................................18
7.    Books and Records...................................................20
8.    Life of the Agreement...............................................21
9.    Termination by The Regents..........................................22
10.   Termination by Licensee.............................................22
11.   Disposition of Patent Products on Hand Upon Termination.............23
12.   Use of Names and Trademarks.........................................24
13.   Limited Warranty....................................................25
14.   Patent Prosecution and Maintenance..................................26
15.   Patent Marking......................................................30
16.   Patent Infringement.................................................30
17.   Indemnification.....................................................32
18.   Notices.............................................................34
19.   Assignability.......................................................35
20.   Late Payments.......................................................35
21.   Waiver..............................................................36
22.   Failure to Perform..................................................36
23.   Governing Laws......................................................36
24.   Government Approval or Registration.................................37
25.   Export Control Laws.................................................37
26.   Force Majeure.......................................................37
27.   Confidentiality.....................................................38
28.   Miscellaneous.......................................................40

         ***
Revised: 7/13/95 (SH)
Draft date: June 3, 1997

                           Exclusive License Agreement
                                       for

              Angiogenic Gene Therapy for Congestive Heart Failure

      This license agreement ("Agreement") is effective this 18th day of June, 1997, by and between The Regents of the University of California ("The Regents"), a California corporation, having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550 and Collateral Therapeutics, Inc., ("Licensee"), a California corporation, having a principal place of business at 9360 Towne Centre Drive, San Diego, California 92121.

                                    Recitals

      Whereas, certain inventions, relating to "Angiogenic Gene Therapy for Congestive Heart Failure" ("Invention"), useful for the treatment of congestive heart failure through the use of gene therapy, were made at the

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                          ----------------------
                                                              U.C. AGREEMENT
                                                              CONTROL NUMBER
                                                                   ***
                                                          ----------------------

University of California, San Diego ("UCSD"), and are described and claimed in U.S. Patent Application Serial No._____________ naming Dr. H. Kirk Hammond an inventor employed by The Regents and *** an inventor not affiliated with The Regents and are identified in Patent Rights defined below;

      Whereas, *** has entered into an agreement with Licensee that provides for assignment of her undivided interest in Patent Rights to Licensee;

      Whereas, it is the intention of the Licensee to investigate the use of the gene therapy method claimed in U.S. Patent Application Serial No. *** and previously licensed to Licensee in the agreement entitled "Angiogenesis Gene Therapy," executed on September 29, 1995, in the development of Patent Products licensed herein;

      Whereas, this Agreement will be executed in conjunction with an amendment to the above referenced license granted to Licensee, dated September 29, 1995, which amendment will provide Licensee with an additional year to meet the requirements of Subparagraphs 5.3.1 through 5.3.4 of said license agreement;

      Whereas, Licensee entered into a Letter of Intent ("Letter of Intent"), having U.C. Agreement Control No. *** effective ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

that provided the Licensee with a time-limited exclusive right to negotiate for a license to the Patent Rights;

      Whereas, under 35 U.S.C. ss.ss. 200-212, The Regents may elect to retain title to any invention (including the Invention) made by it, in whole or in part, under U.S. Government funding;

      Whereas, if The Regents elects to retain title to the Invention, then the law requires that The Regents grant to the U.S. Government a nontransferable, paid-up, nonexclusive, irrevocable license to use the Invention by or on behalf of the U.S. Government throughout the World;

      Whereas, any patent application claiming an invention made by H. Kirk Hammond M.D., is subject to assignment to the *** absent a release to Dr. Hammond from the ***;

      Whereas, 37 C.F.R. ss. 501.6(a)(2) allows the *** to release the Invention to Dr. Hammond under certain conditions;

      Whereas, Dr. Hammond, an employee of The Regents, is under an obligation to assign to The Regents the rights in the Invention that were released to him by the ***;

      Whereas, Dr. Hammond assigned to The Regents title to the Invention, which was released to him from the *** and granted the required licenses to the U.S. Government;

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

      Whereas, Licensee is a "small entity" as defined in 37 C.F.R. ss. 1.9 and a "small-business concern" defined at 1 5 U.S.C. ss. 632;

      Whereas, both parties recognize that royalties due under this Agreement will be paid on issued patents and pending patent applications that are being prosecuted diligently and in good faith;

      Whereas, Licensee requested an exclusive license to the Patent Rights from The Regents; and

      Whereas, The Regents wishes to grant to Licensee an exclusive license to the entire interest owned by The Regents in Patent Rights so that products and other benefits derived from the Invention can be enjoyed by the general public.

                                  -- oo O oo --

      The parties agree as follows:

                                 1. Definitions

      As used in this Agreement, the following terms will have the meaning set forth below:

      1.1 "Patent Rights" means all U.S. patents and patent applications and foreign patents and patent applications assigned in whole or in part to The Regents, and in the case of foreign patents and patent applications those requested under Paragraph 14.4 herein, including any reissues, extensions, substitutions, continuations, divisions, and continuations-in-part applications (only to the extent, however, that claims in the continuations-in-part applications are entitled to the priority filing date of the parent patent application) based on and including any subject matter claimed in or described according to the requirements of 35 U.S.C. ss. 112 in U.S. Patent Application Serial Number __________________ entitled *** *** filed *** by Dr. H. Kirk Hammond, et al., and now assigned, in part, to The Regents.

1.2 "Patent Products" means:

      1.2.1 any kit, composition of matter, material, or product;

      1.2.2 any kit, composition of matter, material, or product to be used in a manner requiring the performance of the Patent Method; or

      1.2.3 any kit, composition of matter, material, or product produced by the Patent Method;

to the extent that the manufacture, use, or sale of such kit, composition of matter, material, or product, in a particular country, would fall within the

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

scope of (1) an unexpired claim of a patent under Patent Rights in that country or (2) a pending claim of a pending patent application that is being prosecuted diligently and in good faith in that country were it issued as a claim in a patent under Patent Rights in that country in which such application is pending. This definition of Patent Products also includes a service either used by Licensee or provided by Licensee to its customers when such service requires the practice of the Patent Method.

      1.3 "Patent Method" means any process or method, the use or practice of which in a country would fall within the scope of (1) an unexpired claim of a patent under Patent Rights in that country or (2) a pending claim of a pending application that is being prosecuted diligently and in good faith in that country were it issued as a claim in a patent under Patent Rights in that country in which such application is pending.

      1.4 "Net Sales" means the gross invoice prices from the sale of Patent Products by Licensee, an Affiliate, a Joint Venture, or a sublicensee to independent third parties for cash or other forms of consideration in accordance with generally accepted accounting principles limited to the, following deductions (if not already deducted from the gross invoice price and at rates customary within the industry): (a) allowances (actually paid and limited to rejections, returns, and prompt payment and volume discounts granted to customers of Patent Products, whether in cash or Patent Products in lieu of cash); (b) freight, transport packing, insurance charges associated with transportation; and (c) taxes, tariff, or import/export duties based on sales when included in gross sales, but not value-added taxes or taxes assessed on income derived from such sales.

      1.5 "Affiliate" of Licensee means any entity which, directly or indirectly, controls Licensee, is controlled by Licensee, or is under common control with Licensee ("control" for these purposes being defined as the actual, present capacity to elect a majority of the directors of such affiliate, or if not, the capacity to elect the members that control fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors) provided, however, that in any country where the local law will not permit foreign equity participation of a majority, then an "Affiliate" will include any company in which Licensee will own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law. Each reference to Licensee herein will be meant to include its Affiliates.

      1.6 "Joint Venture" means any separate entity established pursuant to an agreement between a third party and Licensee to constitute a vehicle for commercializing Patent Products, in which the separate entity manufactures, uses, purchases, sells, or acquires Patent Products from Licensee. Each reference to Licensee herein will be meant to include its Joint Ventures.

                                    2. Grant

      2.1 Subject to the terms of this Agreement, subject to the licenses granted to the U.S. Government as set forth in the Recitals above, and subject to the provisions of Paragraph 2.5 below, The Regents hereby grants to Licensee exclusive licenses in the entire interest owned by The Regents in Patent Rights to make, use, sell, offer for sale, and import Patent Products and to practice the Patent Method where Patent Rights exist.

      2.2 The Regents also grants to Licensee the exclusive right in the entire interest owned by The Regents in Patent Rights to issue sublicenses to third parties to make, use, sell, offer for sale, and import Patent Products and to practice the Patent Method, provided Licensee retains the current exclusive rights in the entire interest owned by The Regents in Patent Rights thereto granted under Paragraph 2.1 of this Agreement. To the extent applicable, such sublicenses will include all of the rights of and obligations due to The Regents (and, if applicable, the U.S. Government, including 35

U.S.C. ss.ss. 200-212 and the implementing regulations), including the payment of royalties in Article 4. (Royalties) that are contained in this Agreement.

      2.3 Licensee will notify The Regents of each sublicense granted hereunder and provide The Regents with a copy of each sublicense. Licensee will collect and pay all royalties due The Regents as set forth in Paragraph 4.1 below (and guarantee all such payments due from sublicensees). Licensee will require sublicensees to provide it with progress and royalty reports in accordance with the provisions herein, and Licensee will collect and deliver to The Regents all such reports due from sublicensees.

      2.4 If this Agreement is terminated for any reason or the exclusive licenses in the entire interest owned by The Regents in Patent Rights are reduced to nonexclusive licenses in accordance with Paragraph 5.4, then any or all sublicenses will be assigned to The Regents, provided that The Regents will not be bound by any duties or obligations contained in any sublicense that extend beyond the duties and obligations of The Regents in this Agreement.

      2.5 Nothing in this Agreement will be deemed to limit the right of The Regents to publish any and all technical data resulting from any research performed by The Regents relating to the Invention and to make and use

Patent Product(s), Patent Method(s), and associated technology solely for educational and noncommercial research purposes.

                              3. License Issue Fee

      3.1 As partial consideration for all the rights and licenses granted to Licensee, Licensee will pay to The Regents a license issue fee of Three Hundred and Twenty-Five Thousand Dollars ($325,000) according to the following schedule:

            3.1.1 *** within *** after the execution of this Agreement by both parties;

            3.1.2 *** on or before *** ;

            3.1.3 *** on or before *** ;

            3.1.4 *** on or before *** ; and

            3.1.5 *** on or before *** .

      3.2 The fees set forth in Paragraph 3.1 above are non-refundable, non-creditable, and not an advance against royalties.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  4. Royalties

      4.1 As further consideration for all the rights and licenses granted to Licensee, Licensee also will pay to The Regents an earned royalty at the rate of *** based on the Net Sales of Patent Products. In the event Patent Products also employ the invention claimed in U.S. Patent Application Serial No. *** the Licensee will pay to The Regents the royalty rate based on Net Sales of Patent Products specified in the agreement executed on September 29, 1995 covering such U.S. Patent Application Serial No. *** in addition to the royalty rate based on Net Sales of Patent Products specified herein.

      4.2 Paragraphs 1.1, 1.2, and 1.3 define Patent Rights, Patent Products, and Patent Methods so that royalties will be payable only on Patent Products and Patent Methods covered by either a pending patent application that is being prosecuted diligently and in good faith in a relevant country or by an issued patent in a relevant country. Earned royalties will accrue in each country for the duration of any issued patent within Patent Rights in that country and will be payable to The Regents when Patent Products are invoiced, or if not invoiced, when delivered to a third party for the purpose of patient administration or for purposes other than clinical trials. Licensee, its Affiliates, Joint Ventures, and sublicensees will not use

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Patent Products or Patent Methods for administration to patients in any business of the Licensee, or of its Affiliates, Joint Ventures, and sublicensees without payment of applicable royalty on Net Sales to be calculated on retail sales prices as if the sales transaction had occurred at arm's-length to an unrelated third party.

      4.3 Royalties accruing to The Regents will be paid to The Regents quarterly on or before the following dates of each calendar year:
            February 28 for the calendar quarter ending December 31;
            May 31 for the calendar quarter ending March 31;
            August 31 for the calendar quarter ending June 30; and November 30 for the calendar quarter ending September 30. Each such payment will be for royalties which accrued up to the most recently completed calendar quarter of Licensee.

      4.4 Beginning in the year 2005 Licensee will pay to The Regents a minimum annual royalty in the amounts and at the times set forth below:

            2005   -     $    ***

            2006   -     $    ***

            2007   -     $    ***

            2008   -     $    ***

            2009   -     $    ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

In each succeeding calendar year after the year 2009 Licensee will pay a minimum annual royalty of Three Hundred Thousand Dollars ($300,000) for the life of this Agreement. Each minimum annual royalty payment must be paid to The Regents by February 28 of each year following the calendar year in which royalties accrued. Royalties paid during the prior calendar year will be credited against the minimum annual royalty payment due and owing for the prior calendar year.

      4.5 In the event that the market for Patent Products will not support the minimum annual royalty payments specified in Paragraph 4.4 above, then The Regents and Licensee shall enter into good-faith negotiations to appropriately reduce the minimum annual royalties, provided that Licensee can show sufficient written evidence satisfactory to The Regents of the reduced market for Patent Products. Such reduction of minimum annual royalties shall be based on *** of the anticipated annual earned royalties due The Regents from sales of Patent Products in light of the new market projections.

      4.6 All monies due The Regents will be payable in United States funds collectible at par in San Francisco, California. When Patent Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Patent Products were sold and then converted Into equivalent United States funds. The exchange rate will be that rate quoted in the Wail Street Journal on the last business day of the reporting period.

      4.7 Earned royalties on sales of Patent Products occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country except those taxes, fees, and charges allowed under the provisions of Paragraph 1.4 (Net Sales). Licensee will be responsible for all bank transfer charges.

      4.8 Notwithstanding the provisions of Article 26. (Force Majeure), if at any time legal restrictions prevent prompt remittance of part or all royalties owed to The Regents by Licensee with respect to any country where a Patent Product is sold or distributed, Licensee will convert the amount owed to The Regents into United States funds and will pay The Regents directly from another source of funds for the amount impounded.

      4.9 In the event that any patent or any claim thereof included within the Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom will cease as of the date of such final decision. Licensee will not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim that has not expired or that is not involved in such decision.

      4.10 No royalties will be collected or paid hereunder to The Regents on Patent Products sold to the account of the U.S. Government. Licensee and its sublicensee will reduce the amount charged for Patent Products distributed to the United States Government by an amount equal to the royalty for such Patent Products otherwise due The Regents as provided herein.

                                5. Due Diligence

      5.1 Licensee, upon execution of this Agreement, will diligently proceed with the development, manufacture and sale of Patent Products. In this regard, The Regents acknowledges that the technology covered by this Agreement has only recently been invented and that substantial additional effort, expense and time, as well as regulatory approval, will be required before manufacture and sales of any Patent Products will be possible. Meeting the requirements of Paragraph 5.3 below shall be deemed to satisfy the due diligence requirements of this Article 5.

      5.2 Licensee will be entitled to exercise prudent and reasonable business judgment in the manner in which it meets its due diligence obligations hereunder, including under Paragraph 5.3 below. In no case, however, will Licensee be relieved of its obligations to meet each of the due diligence provisions of Paragraph 5.3 below.

      5.3   If Licensee is unable to perform any of the following:

            5.3.1 file an Investigational New Drug application with the U.S.
                  Food and Drug Administration on or before *** ;

            5.3.2 begin Phase I Clinical Trials in the United States for Patent
                  Products on or before *** ;

            5.3.3 enter Pivotal Trials (a combination of Phase II and Phase III
                  Clinical Trials) in the United States for said Patent Products on or before *** ;

            5.3.4 file for marketing approval in the United States for said
                  Patent Products on or before *** ;

            5.3.5 market Patent Products in the United States within *** after receiving marketing approval of such Patent Products from the U.S. Food and Drug Administration; and

            5.3.6 diligently and earnestly fill the market demand for Patent
                  Products following commencement of marketing at any time during the exclusive period of this Agreement;

then The Regents will have the right and option to terminate this Agreement or reduce the exclusive licenses in the entire interest owned by The Regents in Patent Rights granted to Licensee to non-exclusive licenses in accordance

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

with Paragraph 5.4 hereof. The exercise of this right and option by The Regents supersedes the rights granted in Article 2. (Grant).

      5.4 To exercise either the right to terminate this Agreement or reduce the exclusive licenses in the entire interest owned by The Regents in Patent Rights granted to Licensee to non-exclusive licenses for lack of any diligence requirement specified in this Article 5. (Due Diligence), The Regents will give Licensee written notice of the deficiency. Licensee thereafter has 60 (sixty) days to cure the deficiency. Licensee shall be entitled to a one-time extension of each of the dates set forth in Subparagraphs 5.3.1 through 5.3.4 (which have not been met) by one (1) additional year to cure the deficiency upon payment of One Hundred Thousand Dollars ($100,000) to The Regents, provided that such payment is received by The Regents within sixty (60) days of receipt of written notice by The
Regents of Licensee's deficiency. The One Hundred Thousand Dollar ($100,000) payment has the effect of extending the subject date and all subsequent dates by one (1) year. If The Regents has not received the One Hundred Thousand Dollar ($100,000) payment by the end of the sixty (60)-day period or written tangible evidence satisfactory to The Regents that the deficiency has been cured by the end of the sixty (60)-day period then The Regents may, at its option, terminate this Agreement or reduce the exclusive licenses to the entire interest owned by The Regents in Patent Rights granted to Licensee to non-exclusive licenses by giving written notice to Licensee in accordance with
Article 18. (Notices).

                         6. Progress and Royalty Reports

      6.1 Beginning February 28, 1998, and semi-annually thereafter, Licensee will submit to The Regents a progress report covering activities by Licensee related to the development, including clinical trials and testing, of all Patent Products and the obtaining of the governmental approvals necessary for marketing. These progress reports will be provided to The Regents to cover the progress of the research and development of the Patent Products until their first commercial sale in the United States.

      6.2 The progress reports submitted under Paragraph 6.1 will include, but not be limited to, the following topics so that The Regents may be able to determine the progress of the development of Patent Products:

            o     summary of work completed;

            o     summary of work in progress;

            o current schedule of anticipated events or milestones specified in Paragraph 5.3 and the dates when said milestones have been met or will be met, as of the time of the report;

            o     market introduction date of Patent Products; and

            o     activities of sublicensees, if any.

      6.3 Licensee will also report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of a Patent Product(s) in each country where the Licensee has sought marketing approval.

      6.4 After the first commercial sale of a Patent Product, Licensee will provide The Regents with quarterly royalty reports to The Regents on or before each February 28, May 31, August 31, and November 30 of each year. Each such royalty report will cover the most recently completed calendar quarter of Licensee (October through December, January through March, April through June, and July through September) and will show:

            6.4.1 the gross sales and Net Sales of Patent Products sold by
                  Licensee and reported to Licensee as sold by its sublicensees during the most recently completed calendar quarter;

            6.4.2 the number of Patent Products sold or distributed by Licensee and reported to Licensee as sold or distributed by its sublicensees;

            6.4.3 the royalties, in U.S. dollars, payable hereunder with respect to Net Sales; and

            6.4.4 the exchange rates used, if any.

      6.5 If no sales of Patent Products have been made during any reporting period after the first commercial sale of a Patent Product, then a statement to this effect is required.

                              7. Books and Records

      7.1 Licensee will keep books and records accurately showing all Patent Products manufactured, used, and/or sold under the terms of this Agreement. Such books and records will be preserved for at least four (4) years after the date of the royalty payment to which they pertain and will be open to inspection by representatives or agents of The Regents at reasonable times to determine the accuracy of the books and records and to determine compliance by Licensee with the terms of this Agreement.

      7.2 The fees and expenses of representatives of The Regents performing such an examination will be borne by The Regents. However, if an error in royalties of more than five percent (5%) of the total royalties due for any year is discovered, then the fees and expenses of these representatives will be borne by Licensee.

                            8. Life of the Agreement

      8.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the effective date recited on page one and will remain in effect for the life of the last-to-expire patent licensed under this Agreement, or until the last patent application licensed under this Agreement is abandoned.

      8.2 Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

            Article 3   License Issue Fee

            Article 7   Books and Records

            Article 11  Disposition of Patent Products on Hand Upon
                        Termination

            Article 12  Use of Names and Trademarks

            Paragraph   14.6  Patent Prosecution and Maintenance

            Article 17  Indemnification

            Article 22  Failure to Perform

            Article 27  Confidentiality

                          9. Termination by The Regents

      9.1 If Licensee should violate or fail to perform any material term or covenant of this Agreement, then The Regents may give written notice of such default ("Notice of Default") to Licensee. If Licensee should fail to repair such default within sixty (60) days after the date such notice takes effect, The Regents will have the right to terminate this Agreement and the licenses herein by a second written notice ("Notice of Termination") to Licensee. If a Notice of Termination is sent to Licensee, this Agreement will automatically terminate on the date such notice takes effect. Such termination will not relieve Licensee of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued right of The- Regents. These notices will be subject to Article 18. (Notices).

                           10. Termination by Licensee

      10.1 Licensee will have the right at any time to terminate this Agreement in whole or as to any portion of Patent Rights by giving notice in writing to The Regents. Such Notice of Termination will be subject to Article 18 (Notices) and termination of this Agreement will be effective sixty (60) days after the effective date thereof.

      10.2 Any termination pursuant to the above paragraph will not relieve The Regents or Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by The Regents or Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of The Regents or Licensee arising under this Agreement prior to such termination.

           11. Disposition of Patent Products on Hand Upon Termination

      11.1 Upon termination of this Agreement, Licensee will have the privilege of disposing of all previously made or partially made Patent Products, but no more, within a period of one hundred twenty (120) days, provided, however, that the sale of such Patent Products will be subject to the terms of this Agreement including, but not limited to the payment of fees and reimbursement for patent costs and the payment of royalties based on the Net Sales of Patent Products at the rates and at the times provided herein and the rendering of reports in connection therewith.

                         12. Use of Names and Trademarks

      12.1 Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto by the other (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by Licensee of the name "The Regents of the University of California" or the name of any campus of the University of California for use in advertising, publicity, or other promotional activities is expressly prohibited.

      12.2 It is understood that The Regents will be free to release to the inventors and senior administrative officials employed by The Regents the terms of this Agreement upon their request. If such release is made, The Regents will request that such terms will be kept in confidence in accordance with the provisions of Article 27. (Confidentiality) and not be disclosed to others. It is further understood that should a third party inquire whether a license to Patent Rights is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2. (Grant) to such third party, but will not disclose the name of Licensee, except where The Regents is required to release such information under either the California Public Records Act or other applicable law.

                              13. Limited Warranty

      13.1 The Regents warrants to Licensee that it has the lawful right to grant this license, and that it has not granted any rights or licenses to Patent Rights, other than to the U.S. Government, in derogation of this Agreement.

      13.2 This license and the associated Invention, Patent Rights, Patent Products, and Patent Methods are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, PATENT PRODUCTS, OR PATENT METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

      13.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, PATENT PRODUCTS, OR PATENT METHODS.

      13.4 Nothing in this Agreement will be construed as:

            13.4.1 a warranty or representation by The Regents as to the validity, enforceability, or scope of any Patent Rights; or

            13.4.2 a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

            13.4.3 an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in
                   Article 16 (Patent Infringement); or

            13.4.4 conferring by implication, estoppel, or otherwise any license or rights under any patents of The Regents other than Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Patent Rights; or

            13.4.5 an obligation to furnish any know-how not provided in Patent
                   Rights.

                     14. Patent Prosecution and Maintenance

      14.1 The Regents will diligently prosecute and maintain the United States and foreign patents comprising Patent Rights using counsel of its choice. The Regents will promptly provide Licensee with copies of all relevant documentation so that Licensee may be currently and promptly informed and apprised of the continuing prosecution and may comment upon such documentation sufficiently in advance of any initial deadline for filing a response, provided, however, that if Licensee has not commented upon such documentation prior to the initial deadline for filing a response with the relevant government patent office, or The Regents must act to preserve Patent Rights, The Regents will be free to respond appropriately without consideration of comments by Licensee, if any. Both parties hereto will keep this documentation in confidence in accordance with the provisions of Article

27. (Confidentiality) herein. The Regents' counsel will take instructions only from The Regents.

      14.2 The Regents will use all reasonable efforts to amend any patent application to include claims requested by Licensee and required to protect the Patent Products contemplated to be sold or Patent Method to be practiced under this Agreement.

      14.3 The Regents and Licensee will cooperate in applying for an extension of the term of any patent included within Patent Rights, if appropriate, under the Drug Price Competition and Patent Term Restoration Act of 1984. Licensee will prepare all such documents, and The Regents will execute such documents and will take such additional action as Licensee may reasonably request in connection therewith.

      14.4 The Regents will, at the request of Licensee, file, prosecute, and maintain patent applications and patents covered by Patent Rights in foreign countries if available. Licensee must notify The Regents within nine (9) months of the filing of the corresponding United States application of its decision to request The Regents to file foreign counterpart patent applications. This notice concerning foreign filing must be in writing and must identify the countries desired. The absence of such a notice from Licensee to The Regents within the nine (9)-month period will be considered an election by Licensee not to request The Regents to secure foreign patent rights on behalf of Licensee. The Regents will have the right to file patent applications at its own expense in any country Licensee has not included in its list of desired countries, and such applications and resultant patents, if any, will not be included in the licenses granted under this Agreement unless Licensee agrees in writing to pay all costs associated with any such patent applications and provided the rights of said patent applications are available at the time Licensee agrees to pay the associated costs.

      14.5 All past, present and future costs of preparing, filing, prosecuting and maintaining all United States and foreign patent applications and all costs and fees relating to the preparation and filing of patents covered by Patent Rights in Paragraph 1.1 will be borne by Licensee. This includes all patent preparation and prosecution costs incurred by The Regents prior to the execution of this Agreement. Such costs will be due upon execution of this Agreement and will be payable at the time that the license issue fee is payable. The costs of all interferences and oppositions will be considered prosecution expenses and also will be borne by Licensee. Licensee will reimburse The Regents for all costs and charges within thirty (30) days following receipt of an itemized invoice from The Regents for same.

      14.6 The obligation of Licensee to underwrite and to pay patent preparation, filing, prosecution, maintenance, and related costs will continue for such costs as may be incurred during the three (3)-month period after receipt by either party of a Notice of Termination for all non-cancelable obligations made prior to the receipt of said Notice of Termination. Licensee will reimburse The Regents for all patent costs incurred during the term of the Agreement and for three (3) months thereafter whether or not invoices for such costs are received during the three (3)-month period after receipt of a Notice of Termination. Licensee may with respect to any particular patent application or patent terminate its obligations to the patent application or patent in any or all designated countries upon three months written notice to The Regents. The Regents may continue prosecution and/or maintenance of such applications) or patent(s) at its sole discretion and expense, provided, however, that Licensee will have no further right or licenses thereunder.

      14.7 Licensee will have a continuing responsibility to keep The Regents informed of its large/small entity status (as defined by the United States Patent and Trademark Office) of itself and its sublicensees.

                               15. Patent Marking

      15.1 Licensee will mark all Patent Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                             16. Patent Infringement

      16.1 In the event that Licensee learns of the substantial infringement of any patent licensed under this Agreement, Licensee will call the attention of The Regents thereto in writing and will provide The Regents with reasonable evidence of such infringement. Both parties to this Agreement acknowledge that during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably withheld. Both parties will use their best efforts in cooperation with each other to terminate such infringement without litigation.

      16.2 Licensee may request that The Regents take legal action against the infringement of Patent Rights. Such request must be made in writing and must include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, The Regents will have the right to elect to:

      16.2.1 commence suit on its own account; or

      16.2.2 refuse to participate in such suit

and The Regents will give notice of its election in writing to Licensee by the end of the one hundredth (100th) day after receiving notice of such request from Licensee. Licensee may thereafter bring suit for patent infringement if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement. However, in the event Licensee elects to bring suit in accordance with this Paragraph 16.2, The Regents may thereafter join such suit at its own expense, but the Licensee will control the lawsuit.

      16.3 Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided, however, that legal action brought jointly by The Regents and Licensee and participated in by both will be at the joint expense of the parties and all recoveries will be allocated in the following order: a) to each party reimbursement in equal amounts of the attorney's costs, fees, and other related expenses to the extent each party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each party; and b) any remaining amount shared jointly by them in proportion to the share of expenses paid by each party.

      16.4 Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the suit, provided, however, that The Regents may be represented by counsel of its choice in any suit brought by Licensee.

                               17. Indemnification

      17.1 Licensee will (and will require its sublicensees to) indemnify, hold harmless, and defend The Regents, its officers, employees, and agents; sponsors of the research that led to the Invention; the inventors of any invention covered by Patent Rights (including the Patent Products and Patent Method contemplated thereunder) and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but will not be limited to, any product liability.

      17.2 Licensee, at its sole cost and expense, will insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance as follows (or an equivalent program of self insurance):

      At the initiation of clinical trials, Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows up to and until Licensee enters Phase III Clinical Trials:

      (a) Each Occurrence.........................................$3,000,000
      (b) Products/Completed Operations Aggregate.................$3,000,000
      (c) Personal and Advertising Injury.........................$3,000,000
      (d) General Aggregate (commercial form only)................$3,000,000

      Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows after Licensee enters Phase III Clinical Trials:

      (a) Each Occurrence.........................................$5,000,000
      (b) Products/Completed Operations Aggregate.................$5,000,000
      (c) Personal and Advertising Injury.........................$5,000,000
      (d) General Aggregate (commercial form only)................$5,000,000

      It should be expressly understood, however, that the coverages and limits referred to under the above will not in any way limit the liability of Licensee. Licensee will furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates will:

      (a) Provide for thirty (30)-day advance written notice to The Regents of any modification;

      (b) Indicate that The Regents has been endorsed as an additional Insured under the coverages referred to under the above; and

      (c) Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

      17.3 The Regents will immediately notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 17 (Indemnification). Licensee will keep The Regents informed as appropriate and necessary on a current basis of its defense of any claims pursuant to this Article 17 (Indemnification).

                                 18. Notices

      18.1 Any notice or payment required to be given to either party will be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as it may designate by written notice given to the other party.

In the case of Licensee:      COLLATERAL THERAPEUTICS, INC.
                              9360 Towne Centre Drive
                              San Diego, CA 92121
                              Tel:  (619) 622-4100
                              Fax:  (619) 587-3518
                              Attention: Jack Reich, Ph.D.

In the case of The Regents:   THE REGENTS OF THE UNIVERSITY
                                    OF CALIFORNIA
                              1320 Harbor Bay Parkway, Suite 150
                              Alameda, CA 94502
                              Tel:  (510) 748-6600
                              Fax:  (510) 748-6639
                              Attention:  Terence A. Feuerborn
                                          Executive Director
                                          Research Administration and
                                          Office of Technology Transfer
                              Referring to:     ***

                                19. Assignability

      19.1 This Agreement is binding upon and will inure to the benefit of The Regents, its successors and assigns, but will be personal to Licensee and assignable by Licensee only with the written consent of The Regents, which consent shall not be unreasonably withheld.

                                20. Late Payments

      20.1 In the event royalty payments or fees or patent prosecution costs are not received by The Regents when due, Licensee will pay to The Regents interest charges at a rate of *** simple interest per annum. Such interest will be calculated from the date payment was due until actually received by The Regents. Acceptance by The Regents of any late payment interest from Licensee under this Paragraph 20.1 will in no way affect the provision of Article 21. (Waiver) herein.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   21. Waiver

      21.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth will be deemed a waiver as to any subsequent and/or similar breach or default.

                             22. Failure to Perform

      22.1 In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party will be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                               23. Governing Laws

      23.1 THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

                     24. Government Approval or Registration

      24.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

                             25. Export Control Laws

      25.1 Licensee will observe all applicable United States and foreign laws with respect to the transfer of Patent Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                                26. Force Majeure

      26.1 The parties to this Agreement will be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any acts of God, catastrophes, or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lock-outs, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. However, any party to this Agreement will have the right to terminate this Agreement upon thirty (30) days' prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes mentioned above and such inability continues for a period of one year. Notices will be subject to Article 18. (Notices).

                               27. Confidentiality

      27.1 Licensee and The Regents respectively will treat and maintain the proprietary business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information of the other party ("Proprietary Information") in confidence using at least the same degree of care as that party uses to protect its own proprietary information of a like nature for a period from the date of disclosure until five (5) years after the date of termination of this Agreement.

      27.2 Proprietary Information will be labeled or marked confidential or as otherwise similarly appropriate by the disclosing party, or if the

Proprietary Information is orally disclosed, it will be reduced to writing or some other physically tangible form, marked and labeled as set forth above by the disclosing party and delivered to the receiving party within thirty (30) days after the oral disclosure as a record of the disclosure and the confidential nature thereof. Notwithstanding the foregoing, Licensee and The Regents may use and disclose Proprietary Information to its employees, agents, consultants, and contractors having a need to know the Proprietary Information and, in the case of Licensee, its sublicensees, provided that any such parties are bound by a like duty of confidentiality.

      27.3 Nothing contained herein will in any way restrict or impair the right of Licensee or The Regents to use, disclose, or otherwise deal with any Proprietary Information:

            27.3.1 that recipient can demonstrate by written records was previously known to it;

            27.3.2 that is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

            27.3.3 that is lawfully obtained without restrictions by recipient from sources independent of the disclosing party;

            27.3.4 that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency;

            27.3.5 that is furnished to a third party by the recipient with a need to know and with similar confidentiality restrictions imposed on such third party, as evidenced in writing, or

            27.3.6 that The Regents is required to disclose pursuant to the California Public Records Act or other applicable law.

      27.4 Upon termination of this Agreement, Licensee and The Regents will destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination. Licensee and The Regents will provide each other, within thirty (30) days following termination, with a written notice that Proprietary Information has been returned or destroyed. Each party may, however, retain one copy of Proprietary Information for archival purposes in nonworking files.

                                28. Miscellaneous

      28.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      28.2 The licenses and any sublicenses granted hereunder will be subject to any legal obligations to the U.S. Government including those set forth in 35 U.S.C. ss.ss. 200-212 and applicable governmental implementing regulations. Because this Agreement grants the exclusive right to use or sell the Patent Products in the United States, Licensee acknowledges that Patent Products will be manufactured substantially in the United States as required under 35 U.S.C. ss. 204.

      28.3 The manufacture of Patent Products will be in accordance with any applicable government importation laws and regulations of a particular country on Patent Products made outside the particular country in which such Patent Products are to be used or sold.

      28.4 Licensee will obtain all necessary governmental approvals in each country where it intends to sell or manufacture and use Patent Products or permit others to manufacture, use, or sell Patent Products.

      28.5 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it will be effective as of the date recited on page one.

      28.6 No amendment or modification hereof will be valid or binding upon the parties unless made in writing and signed on behalf of each party.

      28.7 This Agreement embodies the entire understanding of the parties and will supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. The Letter of Intent specified in the Recitals in this Agreement is hereby terminated.

      28.8 In case any of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, but this Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

      The Regents and Licensee execute this Agreement in duplicate originals by their respective, authorized officers on the date indicated.

Collateral Therapeutics, Inc.             The Regents of the
                                          University of California


By /s/ Jack W. Reich, Ph.D.               /s/ Terence A. Feverborn
-------------------------------           ---------------------------
       (Signature)                                (Signature)


Name Jack W. Reich, Ph.D.                 Name Terence A. Feuerborn
-------------------------------
    (Please Print)


Title President & CEO                     Title   Executive Director
                                                  Research Administration and
                                                  Office of Technology Transfer

Date  June 16, 1997                       Date     6-18-97
-------------------------------                ---------------------

            Approved as to legal form: /s/ Edward H. Baker               6/9/97
                                       -----------------------------     ------
                                       Edwin H. Baker President Counsel   Date
                                       Office of Technology Transfer
                                       University of California